AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of January 26, 1999 by and between Emerging Markets Debt Portfolio (formerly Global High Income Portfolio, the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of October 21, 1992 (as amended and in effect from time to time, the "Contract"); and

WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under
Section 17(f) of the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the terms and conditions of the custody of assets of the Fund held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract; pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 24 of the Contract are hereby amended, as of the effective date of this Amendment, by renumbering same as Articles 5 through 25, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.     THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
       ----------------------------------------

3.1.   DEFINITIONS.
       -----------

Capitalized terms in this Article 3 of the Contract shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors comprising the "prevailing country risk", including the effects of foreign law on the safekeeping of Fund assets, the likelihood of expropriation, nationalization, freezing, or confiscation of the Fund's assets and any reasonably foreseeable difficulties in repatriating the Fund's assets.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f- 5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2. DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
     ------------------------------------------------------

The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

3.3.  COUNTRIES COVERED.
      -----------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to (a) the countries listed on Schedule A hereto as approved by the Board, which list of Board-approved countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager, and (b) the custody arrangements set forth on such Schedule A. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the account opening requirements for such country (if any), the Foreign Custody Manager shall be deemed to have been appointed by the Board as Foreign Custody Manager with respect to that country and to have accepted the delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each Board- approved country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.  SCOPE OF DELEGATED RESPONSIBILITIES.
      -----------------------------------

         3.4.1. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.
                ----------------------------------------

Subject to the provisions of this Article 3, the Foreign Custody Manager of the Fund may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodians selected by the Foreign Custody Manager in each country listed as "approved" on Schedule A, as such Schedule is amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain the Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

         3.4.2. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.
                ------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         3.4.3. MONITORING.
                ----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian, selected by the Foreign Custody Manager, the Foreign Custody Manager shall maintain a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign

Custodian, and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). The Foreign Custody Manager shall provide the Board with information at least annually as to the factors used in such monitoring system. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian that it has selected are no longer appropriate, the Foreign Custody Manager shall promptly transfer the Fund's Foreign Assets to another Eligible Foreign Custodian in the market and shall notify the Board in accordance with Section 3.7 hereunder.

3.5. GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.
     --------------------------------------------------

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate.

Notwithstanding any provision of this Contract to the contrary, the Fund and the Custodian expressly acknowledge and agree that the Foreign Custody Manager, shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories, and that the determination by or on behalf of the Board to place the Foreign Assets in a particular country shall be deemed to include the determination to place such Foreign Assets eligible for any Mandatory Securities Depository with such Mandatory Securities Depository, whether the Mandatory Securities Depository exists at the time the Foreign Assets are acquired, or after the acquisition thereof.

3.6. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND.
     -------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7. REPORTING REQUIREMENTS.
     ----------------------

The Foreign Custody Manager shall report at least quarterly on the Foreign Assets held with each Eligible Foreign Custodian and, in connection therewith if applicable, provide to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager will make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund defined in this Article 3 promptly after the occurrence of the material change.

3.8. REPRESENTATIONS WITH RESPECT TO RULE 17F-5.
     ------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.9. EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
     --------------------------------------------------------------------------

The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.10 FUTURE NEGOTIATIONS.
     -------------------

If at any time prior to termination of this Amendment the Custodian as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms materially different than set forth in this Amendment, the Custodian hereby agrees to negotiate with the fund in good faith with respect thereto.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE THE UNITED STATES.
     -----------------

4.1  DEFINITIONS.
     -----------

Terms used in this Article 4 and not defined below shall have the meanings ascribed them in the Contract or in this Amendment:

"Foreign Securities System" means either a clearing agency or a securities depository which is listed on Schedule A hereto or a Mandatory Securities Depository.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES.
     ------------------

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub- Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  FOREIGN SECURITIES SYSTEMS.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN SECURITIES.
The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon sale of such foreign securities for the Fund in accordance with reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS; MARKET INFORMATION.
                -------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, "Institutional Clients" means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub- Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder and, provided further, that the Custodian shall in any event provide to the Board and to A I M Advisors, Inc. annually the following information and opinions with respect to the Board-approved countries listed on Schedule A:

         (i) legal opinions relating to whether local law restricts with respect to U.S. registered mutual funds (a) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (b) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (c) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and
                  (d) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars;

         (ii)     summary of information regarding Foreign Securities Systems;
                  and

         (iii) country profile information containing market practice for (a) delivery versus payment, (b) settlement method, (c) currency restrictions, (d) buy- in practices, (e) foreign ownership limits, and (f) unique market arrangements.

4.5. REGISTRATION OF FOREIGN SECURITIES.
     ----------------------------------

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. BANK ACCOUNTS.
     -------------

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of the Fund in a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

4.7. COLLECTION OF INCOME.
     --------------------

The Custodian shall use reasonable commercial efforts to collect all dividends, income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event the Custodian or a Foreign Sub-Custodian must use measures beyond those which are customary in a particular country to collect such payments, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

4.8. SHAREHOLDER RIGHTS.
     ------------------

With respect to the foreign securities held under this Article 4, the Custodian will use commercially reasonable efforts to facilitate the exercise by the Fund of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may obtain in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES.
     ---------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub- Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.
      ------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible consistent with prevailing market practice, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub- Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.
      -------
The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United States, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the Fund of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of such jurisdictions, including responsibility for withholding and other taxes, assessment or other governmental charges, certifications and government reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Fund as a Delaware business trust which is "registered investment company" under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the Fund, other relevant facts concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

4.12. LIABILITY OF CUSTODIAN.
      ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by Country Risk (as such term is defined in Article 3 hereof), regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall be without liability for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other similar loss beyond the reasonable control of the Custodian or the Sub-Custodian.

The Custodian shall be liable to the Fund on account of any actions or omissions of any Foreign Sub-Custodian to the same extent as such Foreign Sub-Custodian shall be liable to the Custodian.

4.13 USE OF TERM "FUND"; ASSETS AND LIABILITIES
     ------------------------------------------

All references in this Article 4 or in Article 3 of this Agreement to "Fund" shall mean the Fund, or a Portfolio of the Fund, as the context requires or as applicable.

The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of the Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Fund generally or the assets of any other Portfolio.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this

Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                        STATE STREET BANK AND TRUST COMPANY


/s/ Marc L. Parsons                  By: /s/ RonalD E. Logue
-------------------------------         --------------------------------------
Marc L. Parsons                      Name:   Ronald E. Logue
Associate Counsel                    Title:  Executive Vice President




WITNESSED BY:                        EMERGING MARKETS DEBT PORTFOLIO


/s/ Samuel D. Sirko                  By: /s/ Carol F. Relihan
-------------------------------          -------------------------------------
Name:  Samuel D. Sirko               Name:    Carol F. Relihan
Title: Assistant Secretary           Title:   Vice President

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                     SUBCUSTODIAN                                  NON-MANDATORY DEPOSITORIES
-------                     ------------                                  --------------------------
Argentina                   Citibank, N.A.                                --

Australia                   Westpac Banking Corporation                   --

Austria                     Erste Bank der Oesterreichischen Sparkassen   --
                            AG

Bahrain                     British Bank of the Middle East (as           --
                            delegate of The Hongkong and Shanghai
                            Banking Corporation Limited)

Bangladesh                  Standard Chartered Bank                       --

Belgium                     Generale de Banque                            --

Bermuda                     The Bank of Bermuda Limited                   --

Bolivia                     Banco Boliviano Americano S.A.                --

Botswana                    Barclays Bank of Botswana Limited             --

Brazil                      Citibank, N.A.                                --

Bulgaria                    ING Bank N.V.                                 --

Canada                      Canada Trustco Mortgage Company

Chile                       Citibank, N.A.                                Deposito Central de Valores S.A.

People's Republic           The Hongkong and Shanghai Banking             --
of China                    Corporation Limited, Shanghai and
                            Shenzhen branches



12/31/98


                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Colombia                    Cititrust Colombia S.A. Sociedad Fiduciaria   --

Costa Rica                  Banco BCT S.A.                                --

Croatia                     Privredna Banka Zagreb d.d                    --

Cyprus                      Barclays Bank Plc. Cyprus Offshore Banking    --
                            Unit

Czech Republic              Ceskoslovenska Obchodni Banka, A.S.           --

Denmark                     Den Danske Bank                               --

Ecuador                     Citibank, N.A.                                --

Egypt                       National Bank of Egypt                        --

Estonia                     Hansabank                                     --

Finland                     Merita Bank Limited                           --

France                      Banque Paribas                                --

Germany                     Dresdner Bank AG                              --

Ghana                       Barclays Bank of Ghana Limited

Greece                      National Bank of Greece S.A.                  The Bank of Greece,
                                                                          System for Monitoring Transactions in
                                                                          Securities in Book-Entry Form

Hong Kong                   Standard Chartered Bank                       --

Hungary                     Citibank Budapest Rt.                         --

Iceland                     Icebank Ltd.                                  --

India                       Deutsche Bank AG                              --
                            The Hongkong and Shanghai Banking
                            Corporation Limited

Indonesia                   Standard Chartered Bank                       --


12/31/98                                                                     2


                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Ireland                     Bank of Ireland                               --

Israel                      Bank Hapoalim B.M.                            --

Italy                       Banque Paribas                                --

Ivory Coast                 Societe Generale de Banques en Cote           --
                            d'Ivoire

Jamaica                     Scotiabank Jamaica Trust and Merchant Bank    --
                            Ltd.

Japan                       The Daiwa Bank, Limited                       Japan Securities Depository Center
                            The Fuji Bank, Limited

Jordan                      British Bank of the Middle East (as           --
                            delegate of The Hongkong and Shanghai
                            Banking Corporation Limited)

Kenya                       Barclays Bank of Kenya Limited                --

Republic of Korea           The Hongkong and Shanghai Banking             --
                            Corporation Limited

Latvia                      JSC Hansabank-Latvija                         --

Lebanon                     British Bank of the Middle East (as           --
                            delegate of The Hongkong and Shanghai
                            Banking Corporation Limited)

Lithuania                   Vilniaus Bankas AB                            --

Malaysia                    Standard Chartered Bank Malaysia Berhad       --

Mauritius                   The Hongkong and Shanghai Banking             --
                            Corporation Limited

Mexico                      Citibank Mexico, S.A.                         --

Morocco                     Banque Commerciale du Maroc                   --

Namibia                     (via) Standard Bank of South Africa           --


12/31/98                                                                      3


                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


The Netherlands             MeesPierson N.V.                              --

New Zealand                 ANZ Banking Group (New Zealand) Limited       --

Norway                      Christiania Bank og Kreditkasse               --

Oman                        British Bank of the Middle East (as           --
                            delegate of The Hongkong and Shanghai
                            Banking Corporation Limited)

Pakistan                    Deutsche Bank AG                              --

Peru                        Citibank, N.A.                                --

Philippines                 Standard Chartered Bank                       --

Poland                      Citibank (Poland) S.A.                        --
                            Bank Polska Kasa Opieki S.A.

Portugal                    Banco Comercial Portugues                     --

Romania                     ING Bank N.V.                                 --

Russia                      Credit Suisse First Boston AO, Moscow (as     --
                            delegate of Credit Suisse First Boston,
                            Zurich)

Singapore                   The Development Bank of Singapore Limited     --

Slovak Republic             Ceskoslovenska Obchodna Banka, A.S.           --

Slovenia                    Bank Austria d.d. Ljubljana                   --

South Africa                Standard Bank of South Africa Limited         --

Spain                       Banco Santander, S.A.                         --

Sri Lanka                   The Hongkong and Shanghai Banking             --
                            Corporation Limited

12/31/98                                                                     4


                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Swaziland                   Standard Bank Swaziland Limited               --

Sweden                      Skandinaviska Enskilda Banken                 --

Switzerland                 UBS AG                                        --

Taiwan - R.O.C.             Central Trust of China                        --

Thailand                    Standard Chartered Bank                       --

Trinidad & Tobago           Republic Bank Limited                         --

Tunisia                     Banque Internationale Arabe de Tunisie        --

Turkey                      Citibank, N.A. Ottoman Bank                   --

Ukraine                     ING Bank, Ukraine                             --

United Kingdom              State Street Bank and Trust Company, London   --
                            Branch

Uruguay                     Citibank, N.A.                                --

Venezuela                   Citibank, N.A.                                --

Zambia                      Barclays Bank of Zambia Limited               --

Zimbabwe                    Barclays Bank of Zimbabwe Limited             --

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)



12/31/98                                                                      5

                                                                     SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


        COUNTRY                       MANDATORY DEPOSITORIES

        Argentina                     Caja de Valores S.A.

        Australia                     Austraclear Limited

                                      Reserve Bank Information and
                                      Transfer System

        Austria                       Oesterreichische Kontrollbank AG
                                      (Wertpapiersammelbank Division)

        Belgium                       Caisse Interprofessionnelle de Depot et
                                      de Virement de Titres S.A.

                                      Banque Nationale de Belgique

        Brazil                        Companhia Brasileira de Liquidacao e
                                      Custodia (CBLC)

                                      Bolsa de Valores de Rio de Janeiro
                                      All SSB CLIENTS PRESENTLY USE CBLC

                                      Central de Custodia e de Liquidacao
                                      Financeira de Titulos

        Bulgaria                      Central Depository AD

                                      Bulgarian National Bank

        Canada                        The Canadian Depository
                                      for Securities Limited


        People's Republic of China    Shanghai Securities Central Clearing and
                                      Registration Corporation

                                      Shenzhen Securities Central Clearing Co.,
                                      Ltd.

        Costa Rica                    Central de Valores S.A. (CEVAL)


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

11/20/98

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

        COUNTRY                       MANDATORY DEPOSITORIES

        Croatia                       Ministry of Finance

                                      National Bank of Croatia

        Czech Republic                Stredisko cennych papiru

                                      Czech National Bank

        Denmark                       Vaardipapircentralen (the Danish
                                      Securities Center)

        Egypt                         Misr Company for Clearing, Settlement,
                                      and Central Depository

        Estonia                       Eesti Vaaftpaberite Keskdepositoorium

        Finland                       The Finnish Central Securities Depository

        France                        Societe Interprofessionnelle
                                      pour la Compensation des
                                      Valeurs Mobilieres (SICOVAM)

        Germany                       Deutsche Borse Clearing AG

        Greece                        The Central Securities Depository
                                      (Apothetirion Titlon AE)

        Hong Kong                     The Central Clearing and
                                      Settlement System

                                      Central Money Markets Unit

        Hungary                       The Central Depository and Clearing
                                      House (Budapest) Ltd. (KELER)
                                      [MANDATORY FOR GOV'T BONDS ONLY;
                                      SSB DOES NOT USE FOR OTHER SECURITIES]

        India                         The National Securities Depository
                                      Limited


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

11/20/98                                                                      2

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

        COUNTRY                        MANDATORY DEPOSITORIES

        Indonesia                      Bank of Indonesia

        Ireland                        Central Bank of Ireland
                                       Securities Settlement Office

        Israel                         The Tel Aviv Stock Exchange Clearing
                                       House Ltd.

                                       Bank of Israel

        Italy                          Monte Titoli S.p.A.

                                       Banca d'Italia

        Ivory Coast                    Depositaire Central - Banque de Reglement

        Jamaica                        The Jamaican Central Securities
                                       Depository

        Japan                          Bank of Japan Net System

        Kenya                          Central Bank of Kenya

        Republic of Korea              Korea Securities Depository Corporation

        Latvia                         The Latvian Central Depository

        Lebanon                        The Custodian and Clearing Center
                                       of Financial Instruments for
                                       Lebanon and the Middle East
                                       (MIDCLEAR) S.A.L.

                                       The Central Bank of Lebanon


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

11/20/98                                                                     3

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

        COUNTRY                        MANDATORY DEPOSITORIES

        Lithuania                      The Central Securities Depository of
                                       Lithuania

        Malaysia                       The Malaysian Central Depository Sdn.
                                       Bhd.

                                       Bank Negara Malaysia,
                                       Scripless Securities Trading and
                                       Safekeeping System

        Mauritius                      The Central Depository & Settlement
                                       Co. Ltd.

        Mexico                         S.D. INDEVAL, S.A. de C.V.
                                       (Iinstituto para el Deposito de Valores)

        Morocco                        Maroclear

        The Netherlands                Nederlands Centraal lnstituut voor
                                       Giraal Effectenverkeer B.V. (NECIGEF)

                                       De Nederlandsche Bank N.V.

        New Zealand                    New Zealand Central Securities
                                       Depository Limited

        Norway                         Verdipapirsentralen (the Norwegian
                                       Registry of Securities)

        Oman                           Muscat Securities Market

        Pakistan                       Central Depository Company of Pakistan
                                       Limited

        Peru                           Caja de Valores y Liquidaciones S.A.
                                       (CAVALI)


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

11/20/98                                                                     4

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                        MANDATORY DEPOSITORIES

        Philippines                    The Philippines Central Depository, Inc.

                                       The Registry of Scripless Securities
                                       (ROSS) of the Bureau of the Treasury

        Poland The National Depository of Securities (Krajowy Depozyt Papierow Wartokiowych)

                                       Central Treasury Bills Registrar

        Portugal                       Central de Valores Mobiliarios (Central)

        Romania National Securities Clearing, Settlement and Depository Co.

                                       Bucharest Stock Exchange Registry
                                       Division

        Singapore                      The Central Depository (Pte) Limited

                                       Monetary Authority of Singapore

        Slovak Republic                Stredisko Cennych Papierov

                                       National Bank of Slovakia

        Slovenia                       Klirinsko Depotna Druzba d.d.

        South Africa                   The Central Depository Limited

        Spain                          Servicio de Compensacion y

                                       Liquidacion de Valores, S.A.

                                       Banco de Espana,
                                       Central de Anotaciones en Cuenta

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

11/20/98                                                                     5

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                         MANDATORY DEPOSITORIES

        Sri Lanka                       Central Depository System (Pvt) Limited

        Sweden                          Vardepapperscentralen AB
                                        (the Swedish Central Securities
                                        Depository)

        Switzerland                     Schweizerische Effekten - Giro AG

        Taiwan - R.O.C.                 The Taiwan Securities Central
                                        Depository Co., Ltd.

        Thailand                        Thailand Securities Depository Company
                                        Limited

        Tunisia Societe Tunisienne lnterprofessionelle de Compensation et de Depot de
                                        Valeurs Mobilieres

                                        Central Bank of Tunisia

                                        Tunisian Treasury

        Turkey                          Takas ve Saklama Bankasi A.S.
                                        (TAKASBANK)

                                        Central Bank of Turkey

        Ukraine                         The National Bank of Ukraine

        United Kingdom                  The Bank of England,
                                        The Central Gilts Office and
                                        The Central Moneymarkets Office

        Uruguay                         Central Bank of Uruguay

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

11/20/98                                                                     6

                                                                      SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                         MANDATORY DEPOSITORIES

         Venezuela                       Central Bank of Venezuela

         Zambia                          Lusaka Central Depository Limited
                                         Bank of Zambia
















* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

11/20/98                                                                     7

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                   BRIEF DESCRIPTION
(FREQUENCY)

THE GUIDE TO CUSTODY IN WORLD MARKETS       An overview of safekeeping  and
(annually)                                  settlement practices and procedures
                                            in each market in which State Street
                                            Bank and Trust Company offers
                                            custodial services.

GLOBAL CUSTODY NETWORK REVIEW               Information relating to the
(annually)                                  operating history and structure of
                                            depositories and subcustodians
                                            located in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services, including
                                            transnational depositories.

GLOBAL LEGAL SURVEY                         With respect to each market in which
(annually)                                  State Street Bank and Trust Company
                                            offers custodial services, opinions
                                            relating to whether local law
                                            restricts (i) access of a fund's
                                            independent public accountants to
                                            books and records of a Foreign Sub-
                                            Custodian or Foreign Securities
                                            System, (ii) the Fund's ability to
                                            recover in the event of bankruptcy
                                            or insolvency of a Foreign
                                            Sub-Custodian or Foreign Securities
                                            System, (iii) the Fund's ability to
                                            recover in the event of a loss by a
                                            Foreign Sub-Custodian or Foreign
                                            Securities System, and (iv) the
                                            ability of a foreign investor to
                                            convert cash and cash equivalents to
                                            U.S. dollars.

SUBCUSTODIAN AGREEMENTS                     Copies of the subcustodian contracts
(annually)                                  State Street Bank and Trust Company
                                            has entered into with each
                                            subcustodian in the markets in which
                                            State Street Bank and Trust Company
                                            offers subcustody services to its US
                                            mutual fund clients.

Network Bulletins (weekly):                 Developments of interest to
                                            investors in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services.

Foreign Custody Advisories (as              With respect to markets in which
necessary):                                 State Street Bank and Trust Company
                                            offers custodial services which
                                            exhibit special custody risks,
                                            developments which may impact State
                                            Street's ability to deliver expected
                                            levels of service.